UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: May 5, 2010
(Date of earliest event reported)

Sterling Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Washington	001-34696	91-1572822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 North Wall Street, Spokane, Washington 99201
(Address of Principal Executive Offices and Zip Code)

(509) 458-3711
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 5, 2010, upon receiving the approval of the U.S. Department of Treasury (“Treasury”), Thomas H. Lee Partners, L.P. (“THL”) and Sterling Financial Corporation (“Sterling”) entered into an Amended and Restated Investment Agreement (the “Amended THL Agreement”) that increased the size of THL’s proposed investment in Sterling to 24.9% on an as-converted basis and fully exercised basis.  Entry into the Amended THL Agreement followed the approval of Treasury under the terms of its existing exchange agreement with Sterling.  Sterling’s agreements dated April 29, 2010 with THL and Treasury are described in and filed as exhibits to the Company's Form 10-Q filed on May 3, 2010.  The Amended THL Agreement filed herewith reflects the increased size of the THL investment and certain other related technical matters relating to the transaction.

The foregoing description of the Amended THL Agreement does not purport to be complete and is qualified in its entirety by reference to the complete copy of the document attached hereto as Exhibit 10.1.

Item 3.02  Unregistered Sale of Equity Securities.

Sterling entered into the Amended THL Agreement providing for the sale of Common Stock, Series B Stock and warrants for approximately $170 million as described above under Item 1.01.  The terms of the securities are described above under Item 1.01.  The securities will be issued to THL in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 7.01  Regulation FD Disclosure.

On May 6, 2010, Sterling issued a press release announcing the Amended THL Agreement. A copy of the press release is attached to this report as Exhibit 99.1.

Forward-Looking Statements

This Form 8-K contains forward-looking statements that are not historical facts and that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling’s plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts and pertain to Sterling’s future operating results. When used in this release, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond Sterling’s control. These include but are not limited to: Sterling’s ability to complete the transactions described above, future contemplated capital raises and other aspects of its recapitalization and recovery plans; Sterling’s ability to maintain adequate liquidity and its viability as a going concern; the possibility of continued adverse economic developments that may, among other things, increase default and delinquency risks in Sterling’s loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling’s loan and other products; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; changes in laws, regulations and the competitive environment; and Sterling’s ability to comply with regulatory actions. Other factors that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements may be found under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Sterling’s Annual Report on Form 10-K, as updated periodically in Sterling’s filings with the Securities and Exchange Commission. Unless legally required, Sterling disclaims any obligation to update any forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Amended and Restated Investment Agreement, dated as of May 5, 2010, between Sterling Financial Corporation and Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P. and Thomas H. Lee Parallel (DT) Fund VI, L.P. (including, as exhibits, the form of Articles of Amendment to the Restated Articles of Incorporation (Convertible Participating Voting Preferred Stock, Series B), form of Warrant and form of Articles of Amendment to the Restated Articles of Incorporation (Common Stock)).

99.1	Press release of Sterling Financial Corporation dated May 6, 2010.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

May 5, 2010	By:	/s/ Robert G. Butterfield
Date		Robert G. Butterfield
Senior Vice President, Controller and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amended and Restated Investment Agreement, dated as of May 5, 2010, between Sterling Financial Corporation and Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P. and Thomas H. Lee Parallel (DT) Fund VI, L.P. (including, as exhibits, the form of Articles of Amendment to the Restated Articles of Incorporation (Convertible Participating Voting Preferred Stock, Series B), form of Warrant and form of Articles of Amendment to the Restated Articles of Incorporation (Common Stock)).

99.1	Press release of Sterling Financial Corporation dated May 6, 2010.